Exhibit 99.1

America Service Group Announces Dismissal of Litigation

BRENTWOOD, Tenn.--(BUSINESS WIRE)--May 26, 2011--America Service Group Inc. (the “Company”) (NASDAQ: ASGR), the parent company of PHS Correctional Healthcare, Inc., today announced the dismissal of the purported class action lawsuit filed on behalf of the Company’s stockholders in the Chancery Court for Davidson County, Tennessee, styled Colleen Witmer, individually and on behalf of all others similarly situated, v. America Service Group Inc., Valitás Health Services, Inc., Whiskey Acquisition Corp., Burton C. Einspruch, William M. Fenimore, Jr., John W. Gildea, Richard Hallworth, John C. McCauley, Michael W. Taylor and Richard D. Wright. The complaint sought an order enjoining or rescinding the previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated March 2, 2011 (“Merger Agreement”), under which Valitás Health Services, Inc. (“Valitás”), the parent company of Correctional Medical Services, Inc. (“CMS”), would acquire the Company, together with other relief. The Company noted that no consideration was paid or promised to the plaintiffs in exchange for the dismissal.

Pursuant to the terms of the Merger Agreement, the closing of the Merger remains subject to satisfaction or waiver of certain other conditions, including the adoption of the Merger Agreement by the stockholders of the Company. A special stockholders’ meeting to vote upon the adoption of the Merger Agreement is scheduled for June 1, 2011.

About America Service Group

America Service Group Inc., based in Brentwood, Tenn., is a nationwide provider of correctional healthcare services in the United States. The Company, through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about the Company can be found on its website at www.asgr.com.

About Valitás Health Services

Valitás Health Services is the parent company of Correctional Medical Services, Inc (“CMS”), a nationwide provider of comprehensive correctional healthcare services, offering a comprehensive suite of medical, dental, pharmacy and mental health services for the incarcerated population. More information about Valitás can be found at the CMS website at www.cmsstl.com.

Cautionary Statement

This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about America Service Group’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Readers should not place undue reliance on such forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. The material factors that could cause actual results to differ materially from those expressed in forward-looking statements include, without limitation, the following: (1) the inability to complete the Merger in a timely manner; (2) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (4) the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received by Valitás in connection with the Merger Agreement; (5) the impact of the substantial indebtedness incurred to finance the consummation of the Merger; (6) the possibility that competing offers will be made; (7) the effect of the announcement of the transaction on America Service Group’s business relationships, operating results and business generally, either before or after the consummation of the transaction; (8) diversion of management’s attention from ongoing business concerns as a result of the pendency or consummation of the Merger; and (9) general economic or business conditions and other factors. Additional information on risk factors that may affect the business and financial results of America Service Group can be found in America Service Group’s most recent Annual Report on Form 10-K and in the filings of America Service Group made from time to time with the SEC. America Service Group undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the Merger, America Service Group has filed with the SEC a proxy statement with respect to the special meeting of stockholders that will be held to consider the Merger. The definitive proxy statement and a form of proxy has been mailed to the stockholders of America Service Group. BEFORE MAKING ANY VOTING DECISION, AMERICA SERVICE GROUP’S STOCKHOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT AMERICA SERVICE GROUP AND THE MERGER. America Service Group’s stockholders are able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. America Service Group’s stockholders are also able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to America Service Group Inc., Attn: Scott King, General Counsel, 105 Westpark Drive, Suite 200, Brentwood, Tennessee, 37027, telephone: (615) 373-3100, or from the investor relations section of America Service Group’s website at www.asgr.com.

Proxy Solicitation

America Service Group and its directors and officers may be deemed to be participants in the solicitation of proxies from America Service Group’s stockholders with respect to the special meeting of stockholders that will be held to consider the Merger. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, is set forth in the proxy statement filed with the SEC on April 28, 2011 and other materials filed with the SEC in connection with the Merger. Information regarding America Service Group’s directors and executive officers is also available in America Service Group’s Annual Report on Form 10-K filed with the SEC on March 3, 2011 and amended on April 29, 2011.

CONTACT:
America Service Group Inc.
Richard Hallworth
President and Chief Executive Officer
615-376-0669
or
Michael W. Taylor
Executive Vice President and Chief Financial Officer
615-376-0669